UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, Respironics Inc. (the "Company") entered into the Fourth Amendment to Credit Agreement ("the Amendment") with PNC Bank, National Association (as Agent); Citizens Bank of Pennsylvania and Fleet National Bank, a Bank of America Company (as Documentation Agents); National City Bank of Pennsylvania; Fifth Third Bank; and Key Bank National Association (collectively, the "Lenders"). The Amendment modified the terms of the Company’s Credit Agreement dated as of August 19, 2002, and as previously amended on June 1, 2003, April 23, 2004, and September 3, 2004 (collectively and as amended by the Amendment, the "Credit Agreement").

As a result of the Amendment, an exception was made to Section 7.2.3 of the Credit Agreement to permit the Company to guarantee the obligations of its subsidiaries under operating leases entered into by the subsidiaries. As amended, Section 7.2.3 states, "The Company shall not become liable in respect to any guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, except for (a) guaranties of Indebtedness permitted pursuant to the (Credit)Agreement, and (b) guaranties by the Company of the obligations of any of the Company’s subsidiaries under an operating lease entered into by a subsidiary."

The Amendment does not modify any other terms of the Credit Agreement. A total of $150,000,000 is available to the Company under the Credit Agreement through August 31, 2009. The Credit Agreement is unsecured and contains certain financial covenants with which the Company must comply. The interest rate on the Credit Agreement is based on a spread over the London Interbank Offered Rate ("LIBOR"). As of July 5, 2005, the Company does not have any borrowings outstanding under the Credit Agreement.

The Agents and Lenders under the Amendment and their affiliates have from time to time provided, currently may provide, and may continue to provide in the future, various other commercial banking and/or financial advisory services to the Company for which they have received, and will in the future receive, customary fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

July 5, 2005	By:	/s/ Daniel J. Bevevino

Name: Daniel J. Bevevino
Title: Vice President, and Chief Financial and Principal Accounting Officer